UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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Form 8-K

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Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2025

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Uniti Group Inc.

(Exact name of registrant as specified in its charter)

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Maryland	001-36708	46-5230630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2101 Riverfront Drive, Suite A

Little Rock, Arkansas, 72202

(Address of principal executive offices) (Zip Code)

(501) 850-0820

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. of Form 8-K):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	UNIT	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On April 2, 2025, Uniti Group Inc., a Maryland corporation (“Uniti”), convened a special meeting of stockholders (the “Special Meeting”) to consider and vote upon certain proposals related to the Agreement and Plan of Merger, dated as of May 3, 2024, by and among Uniti and Windstream Holdings II, LLC, a Delaware limited liability company (“Windstream”), as amended by the Amendment No. 1 to the Agreement and Plan of Merger, dated as of July 17, 2024 (as it may be further amended and/or restated from time to time, the “Merger Agreement”), pursuant to which, following a pre-closing reorganization of Windstream, an affiliate of Windstream identified as “Merger Sub” in the Merger Agreement will merge with and into Uniti (the “Merger”), with Uniti surviving the Merger and with the result that both of Uniti and Windstream’s successor by merger will be indirect wholly owned subsidiaries of an affiliate of Windstream’s that will become a public corporation and be renamed “Uniti Group Inc.” (“New Uniti”).

There were 244,229,237 shares of common stock, par value $0.0001 per share, of Uniti (“Uniti Common Stock”), issued and outstanding as of February 10, 2025, the record date for the Special Meeting (the “Record Date”). Each share of Uniti Common Stock was entitled to one vote with respect to each proposal at the Special Meeting. At the Special Meeting, the holders of 202,635,310 shares of Uniti Common Stock were present or represented by proxy, representing approximately 82.96% of the total outstanding shares of Uniti Common Stock as of the Record Date, which constituted a quorum.

At the Special Meeting, the following proposals were voted upon (each of which is described in greater detail in the definitive proxy statement/prospectus filed by Uniti with the Securities and Exchange Commission on February 12, 2025 (the “Proxy Statement/Prospectus”)):

Proposal 1 – The Merger Proposal: To approve the merger of an affiliate of Windstream with and into Uniti with Uniti surviving the merger as an indirect, wholly owned subsidiary of New Uniti, pursuant to the Merger Agreement, and the other actions and transactions contemplated thereby.

Proposal 2 – The Advisory Compensation Proposal: To approve on an advisory (non-binding) basis the compensation that may be paid or become payable to Uniti’s named executive officers that is based on or otherwise relates to the Merger.

Proposal 3 – The Interim Charter Amendment Proposal: To approve the amendment to the charter of Uniti, designating Uniti as the agent of Uniti stockholders to pursue damages in the event that specific performance is not sought or granted as a remedy for any willful breach of the Merger Agreement by Windstream.

Proposal 4 – The Delaware Conversion Proposal: To approve the conversion of Uniti to a Delaware corporation and the related plan of conversion.

Each proposal was approved by the requisite vote of Uniti’s stockholders. Because Proposal 1 was approved, a vote on the adjournment proposal (Proposal 5) described in the Proxy Statement/Prospectus was not necessary. A summary of the voting results for each proposal is set forth below.

Proposal 1 – Merger Agreement Proposal

Votes For	Votes Against	Abstentions	Broker Non-Votes
196,397,831	5,121,315	1,116,164	0

Proposal 2 – Advisory Compensation Proposal

Votes For	Votes Against	Abstentions	Broker Non-Votes
191,875,357	8,951,615	1,808,338	0

Proposal 3 – Interim Charter Amendment Proposal

Votes For	Votes Against	Abstentions	Broker Non-Votes
196,961,743	4,517,903	1,155,664	0

Proposal 4 – Delaware Conversion Proposal

Votes For	Votes Against	Abstentions	Broker Non-Votes
186,787,450	14,615,256	1,232,604	0

Subject to the satisfaction or waiver of customary closing conditions, including receipt of certain regulatory approvals, the Merger is expected to close in the second half of 2025.

Item 8.01 Other Events.

On April 2, 2025, Uniti issued a press release announcing the results of the Special Meeting. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release announcing the results of the special meeting, dated as of April 2, 2025.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITI GROUP INC.

Date: April 2, 2025

	By:	/s/ Daniel Heard
		Name:	Daniel Heard
		Title:	Executive Vice President – General Counsel & Secretary